UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16990 Goldentop Road, Suite A
San Diego, California 92127

(Address of Principal Executive Offices)

____________________

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Equity Incentive Plan

On January 19, 2015, the Board of Directors of LRAD Corporation (the “Company”) approved the LRAD Corporation 2015 Equity Incentive Plan (the “2015 Plan”), which was approved by the Company’s stockholders at the 2015 Annual Meeting of the Stockholders held March 18, 2015.

Shares Reserved for Issuance.

The 2015 Plan is the successor to the Company’s 2005 Equity Incentive Plan. The number of shares of the Company’s Common Stock available for grant and issuance under the 2015 Plan equals 5,000,000. Any shares subject to Options or SARs granted under the 2015 Plan that cease to be subject to the Option or SAR for any reason other than exercise, and any shares subject to awards granted under the 2015 Plan that are subsequently forfeited or repurchased by the Company at the original issue price plus or otherwise terminate without shares being issued or are used to pay the exercise price of an Option or withheld to satisfy the tax withholding obligations related to any award shall thereafter again be available for grant under the 2015 Plan.

Shares reserved under the 2005 Plan, whether or not subject to outstanding awards on the effective date of the 2015 Plan, do not rollover to the 2015 Plan and are no longer available for future grant.

Eligibility.

Employees (including officers), consultants, advisors and members of the Company’s Board of Directors (the “Board”) (including non-employee directors) are eligible to participate in the 2015 Plan.

Types of Awards.

The 2015 Plan authorizes the award of Options, Restricted Stock, SARs, RSUs and Performance Awards (each individually an “Award” as more fully described below).

Administration.

The Board or any of its committees, as directed by the Board (the “Administrator”) will administer the 2015 Plan. The Administrator has the authority to construe and interpret the 2015 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2015 Plan.

Per-Share Exercise Price.

The per-share exercise price of stock options and SARs granted under the 2015 Plan must equal at least the fair market value of a share of the Company’s common stock on the grant date of the option, except that options may be granted with a per-share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Internal Revenue Code of 1986, as amended. In the case of incentive stock options granted to an employee who, at the time the incentive stock options are granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant.

Vesting and Exercisability.

Awards become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Administrator and as set forth in the related award agreement. Vesting may be based on the passage of time, in connection with services performed for the Company, or upon achievement of performance goals or other criteria. Awards may vest based on time or achievement of performance conditions.

Options.

Options may be granted as incentive stock options within the meaning of Section 422 of the Code and the regulations promulgated thereunder or as nonstatutory stock options. The maximum term of Options granted under the 2015 Plan is ten years from the date of grant. Options cease vesting on the date of termination of service or the death or disability of the employee, and generally expire ninety days after the termination of the employee’s service or up to 12 months following the date of death or disability, unless otherwise specified in the award agreement.

SARS.

SARs provide for a payment, or payments, in cash or shares of the Company’s common stock, to the holder based upon the difference between the fair market value of the Company’s common stock on the date of exercise and the stated exercise price at grant. SARs may vest based on time or achievement of performance conditions. SARs become exercisable as they vest and are settled in cash or shares, as determined by the administrator, having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which the Company’s stock price on the date of exercise exceeds the exercise price of the SARs. SARs expire upon the date determined by the Administrator, as set forth in the award agreement.

RSUs.

RSUs represent the right to receive shares of the Company’s common stock at a specified date in the future, subject to forfeiture of that right because of termination of service or failure to achieve certain performance conditions. Prior to the satisfaction of applicable vesting criteria, the RSU recipient will not have any right to transfer any rights with respect to any RSUs and will not have rights of ownership in any shares underlying the RSUs, including the right to vote such shares, but the Administrator may on or after the grant of RSUs authorize the payment of dividend equivalents on such RSUs in cash or additional shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company, and any dividend equivalents with respect to dividends paid in stock shall be subject to the same restrictions as the underlying award. If an RSU has not been forfeited, then on the date or upon the satisfaction of the vesting criteria specified in the RSU agreement, the Company will deliver to the holder of the RSU whole shares of the Company’s common stock (which may be subject to additional restrictions), cash or a combination of the Company’s common stock and cash.

Restricted Stock.

Restricted Stock is a grant of shares of the Company’s common stock subject to restrictions, which may vest based on time, achievement of performance conditions, or any other terms determined by the Administrator. The price, if any, of an Restricted Stock will be determined by the Administrator. Unless otherwise determined by the Administrator at the time of award, the Company will hold the Restricted Stock shares in escrow until the restrictions on such shares have lapsed. Unless otherwise determined by the Administrator, service providers holding Restricted Stock may exercise full voting rights with respect to those shares and will be entitled to receive all dividends and other distributions paid with respect to such shares.

Performance Awards.

Performance Awards are awards that are denominated in shares of the Company’s common stock or cash and provide that they may be paid upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares. These awards are generally subject to forfeiture prior to payment upon failure to achieve the performance goals.

Method of Payment.

The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker assisted same-day sale, or any other methods permitted by the Administrator and applicable law.

Non-Employee Director Equity Awards.

Under the 2015 Plan, a person who is initially elected to the Board and who is a non-employee director at the time of such initial election automatically shall be granted (a) an option to purchase 30,000 shares on the date of such initial election and (b) an option to purchase 20,000 shares on the date of each annual meeting of stockholders after such initial election at which the non-employee director is reelected to the Board. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial option grant pursuant to clause (a) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, options as described in clause (b) of the preceding sentence. The Board may from time to time, in its sole discretion, and subject to the limitations of the 2015 Plan, determine the terms and conditions of such options, consistent with the 2015 Plan. All options granted to non-employee directors will vest on the first anniversary of the date of grant and will be nonstatutory stock options.

Amendment or Termination of the 2015 Plan.

The Board may at any time amend or terminate the 2015 Plan in any respect; provided that the Board may not, without the approval of the Company’s stockholders, amend the 2015 Plan in any manner that requires such stockholder approval.

Termination Date.

The 2015 Plan will terminate on January 19, 2025, unless terminated earlier.

The foregoing description of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the 2015 Plan and the Form of Stock Option Agreement for use under the 2015 Plan, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by this reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on March 18, 2015. The following is a brief description of each matter voted upon at the 2015 Annual Meeting, as well as the number of votes cast for, against or withheld  as to each matter and the number of abstentions and broker non-votes with respect to each matter:

Election of Directors:

The five individuals listed below were elected at the 2015 Annual Meeting to serve for a one-year term on the Company’s Board of Directors:

Nominee	Number of Shares	Number of Shares
	Voted For	Withheld
Thomas R. Brown	14,072,130	1,937,486
Laura M. Clague	15,398,484	611,132
John G. Coburn	15,953,444	56,172
Dennis J. Wend	15,851,294	158,322
Richard H. Osgood III	15,870,544	139,072

Ratification of Independent Registered Public Accounting Firm:

The ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2015 was approved by the following votes:

For	Against	Abstain
27,454,859	88,066	109,115

Approval of LRAD Corporation 2015 Equity Incentive Plan:

The LRAD Corporation 2015 Equity Incentive Plan was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
13,372,705	2,535,436	101,475	11,642,424

Advisory Vote on the Compensation of the Company’s Named Executive Officers:

The compensation of the Company’s named executive officers as described in its Proxy Statement was approved, on an advisory, non-binding basis, by the following votes:

For	Against	Abstain	Broker Non-Votes
15,161,469	747,172	100,975	11,642,424

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	LRAD Corporation 2015 Equity Incentive Plan.

10.2	Form of Stock Option Agreement under the LRAD Corporation 2015 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 24, 2015

LRAD Corporation

By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer